Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CNX Gas Corporation Equity Incentive Plan, of our reports dated February 9, 2010, with respect to the consolidated financial statements and schedule of CONSOL Energy Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, and the effectiveness of internal control over financial reporting of CONSOL Energy Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP
Pittsburgh, Pennsylvania
June 30, 2010